Exhibit 99.1

[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE

CONTACT:
THE MANAGEMENT NETWORK GROUP, INC.  OR      BRAINERD COMMUNICATORS
Janet Hall                                  Corey Kinger (Investors)
JANET.HALL@TMNG.COM                         KINGER@BRAINCOMM.COM
800.876.5329 x340                           Olga Shmuklyer (Media)
                                            SHMUKLYER@BRAINCOMM.COM
                                            212.986.6667


                     TMNG REPORTS 2005 THIRD QUARTER RESULTS



OVERLAND PARK, KS - NOVEMBER 8, 2005 - The Management Network Group, Inc. (Nasdaq: TMNG), a leading provider of management consulting services to the global communications industry, today reported financial results for its 2005 third quarter ended October 1, 2005.

Revenue in the third quarter of 2005 increased 23.1% to $8.1 million, compared with revenue of $6.5 million in the third quarter of 2004. During the quarter, gross margin improved to 52.1%, compared with 46.7% in the third quarter of 2004 and 49.5% in the second quarter of 2005. TMNG reported roughly breakeven results on a diluted share basis for the third quarter of 2005, compared with a net loss of $1.1 million, or $0.03 per diluted share in last year's third quarter.

For the nine months ended October 1, 2005, revenue increased 37.9% to $24.1 million, compared with $17.5 million in the first nine months of 2004. During the same period gross margin was 51.0%, compared with 47.2% in the comparable year-ago period. Net loss for the first nine months of 2005 was $554,000, or $0.02 per diluted share, compared with a net loss of $7.5 million or $0.22 per diluted share in first nine months of 2004, which includes a $0.07 per diluted share loss from discontinued operations.

The company ended the third quarter with a strong cash and short-term investments position of $52.3 million, working capital of approximately $55.2 million, virtually no long-term debt, and stockholders' equity of $67.1 million.

"Third quarter performance, while slightly softer than we had expected, nonetheless continued a strong year-over-year trend compared with 2004," said Rich Nespola, TMNG Chairman and CEO. "Our business has shown momentum throughout 2005 driven by the accelerating migration of service providers of all stripes to wireless and internet protocol platforms. These are areas where TMNG offers superior depth of knowledge and breadth of service offerings. While fourth quarter financial performance is often subject to holiday-related seasonality, we are seeing recent momentum in engagement opportunities as we begin our 2006 planning, particularly in wireless strategy engagements; our MVNE offering where we just signed our first engagement; and merger integration work."

CONFERENCE CALL
TMNG will host a conference call at 5:00 p.m. ET today to discuss 2005 third quarter results. Investors can access the conference call via a live webcast on the company's website, www.tmng.com, or by dialing 877-297-4509, passcode 6646498. A replay of the conference call will be archived on the company's website for one week. Additionally, a replay of the call will be available by dialing 877-519-4471, passcode 6646498, through November 16, 2005.

ABOUT TMNG
The Management Network Group, Inc. (Nasdaq: TMNG) is a leading provider of strategy, management, marketing, and operational consulting services to the global communications industry. With more than 400 consultants worldwide, TMNG serves communications service providers, technology companies, and financial services firms. Since the company's inception in 1990, TMNG and its subsidiaries
- TMNG Strategy, TMNG Marketing, TMNG Operations and TMNG Europe - have served more than 1,000 clients worldwide, including all the Fortune 500 telecommunications companies. TMNG is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New York, San Francisco, and Washington, D.C. TMNG can be reached at 1.888.480.TMNG (8664) or online at HTTP://WWW.TMNG.COM.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. IN PARTICULAR, ANY STATEMENTS CONTAINED HEREIN REGARDING EXPECTATIONS WITH RESPECT TO FUTURE BUSINESS, REVENUES OR PROFITABILITY ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT AFFECT ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS INCLUDE, AMONG OTHER THINGS, CONDITIONS IN THE TELECOMMUNICATIONS INDUSTRY, OVERALL ECONOMIC AND BUSINESS CONDITIONS, THE DEMAND FOR THE COMPANY'S SERVICES, AND TECHNOLOGICAL ADVANCES AND COMPETITIVE FACTORS IN THE MARKETS IN WHICH THE COMPANY COMPETES. THESE RISKS AND UNCERTAINTIES ARE DESCRIBED IN DETAIL FROM TIME TO TIME IN TMNG'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



                     (Please see attached financial tables)

                       THE MANAGEMENT NETWORK GROUP, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (in thousands, except per share data)


                                                        Quarter Ended                             Year-to-Date

                                        October 1, 2005    October 2, 2004        October 1, 2005   October 2, 2004

 Revenues                                       $ 8,057            $ 6,546               $ 24,141          $ 17,509
 Cost of services:
  Direct cost of services                         3,846              3,441                 11,759             9,093
  Equity related charges                             12                 51                     81               157
                                                -------            -------               --------          --------
   Total                                          3,858              3,492                 11,840             9,250

 Gross profit                                     4,199              3,054                 12,301             8,259

 Operating expenses:
  Selling, general and administrative             4,359              3,694                 12,916            11,798
  Real estate restructuring                                                                    75
  Equity related charges                             60                261                    448               776
  Depreciation and amortization                     167                384                    622             1,294
                                                -------            -------               --------          --------
   Total                                          4,586              4,339                 14,061            13,868
                                                -------            -------               --------          --------

 Loss from continuing operations                   (387)            (1,285)                (1,760)           (5,609)
 Other income, net                                  424                179                  1,237               445
                                                -------            -------               --------          --------

 Income (loss) from continuing
 operations before income
 tax provision                                       37             (1,106)                  (523)           (5,164)
 Income tax provision                               (13)               (13)                   (31)              (47)
                                                -------            -------               --------          --------
 Income (loss) from continuing
 operations                                     $    24            $(1,119)              $   (554)           (5,211)
 Net loss from discontinued operations                                                                       (2,276)
                                                -------            -------               --------          --------
 Net income (loss)                              $    24            $(1,119)              $   (554)         $ (7,487)
                                                =======            =======               ========          ========
 Income (loss) from continuing
 operations per common share

  Basic and diluted                             $  0.00           $ (0.03)               $  (0.02)        $   (0.15)
                                                =======            =======               ========          ========
 Net loss from discontinued operations
           per common share
  Basic and diluted                                                                                       $   (0.07)
                                                =======            =======               ========          ========
 Net income (loss) per common share
  Basic and diluted                             $  0.00            $ (0.03)              $  (0.02)        $   (0.22)
                                                =======            =======               ========          ========

 Shares used in calculation of net
 income (loss) per
 common share
  Basic                                          35,156             34,631                 35,079            34,586
                                                =======            =======               ========          ========

  Diluted                                        35,525             34,631                 37,079            34,586
                                                =======            =======               ========          ========


                       THE MANAGEMENT NETWORK GROUP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (Unaudited)
                                 (In thousands)


                               ASSETS                         October 1, 2005          January 1, 2005

 CURRENT ASSETS:
  Cash and cash equivalents                                         $  11,974                 $ 10,882
  Short-term investments                                               40,300                   41,300
  Receivables, net                                                      6,779                    6,178
  Refundable income taxes                                                 162                      769
  Other assets                                                            917                    1,176
                                                                     --------                 --------
    Total current assets                                               60,132                   60,305

 GOODWILL                                                              13,365                   13,365

 INTANGIBLES, net                                                         242                      487

 PROPERTY & EQUIPMENT, net                                                974                      896

 OTHER ASSETS                                                             300                      300
                                                                     --------                 --------
 TOTAL ASSETS                                                       $  75,013                $  75,353
                                                                     ========                 ========

            LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
  Trade accounts payable                                            $     457                $     845
  Accrued liabilities and other                                         4,490                    4,339
                                                                     --------                 --------
    Total current liabilities                                           4,947                    5,184

 NONCURRENT LIABILITIES                                                 2,970                    3,422

 STOCKHOLDERS' EQUITY                                                  67,096                   66,747
                                                                     --------                 --------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $  75,013                $  75,353
                                                                     ========                 ========



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